Exhibit 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
  July 29, 1994 on the financial statements and supplemental schedules of Mississippi Chemical Corporation (the "Registrant") for the year ended
  June 30, 1994 included in the Registrant's Form S-1 filed August 2, 1994, and of our reports dated June 24, 1994 included in the Form 11-K filed May 15, 1995 of the Mississippi Phosphates Corporation 401(k) Retirement Plan and the Mississippi Chemical Corporation Thrift Plan Plus for the years ended December 31, 1993 and to all references to our firm in this registration statement.


                                     ARTHUR ANDERSEN LLP


  May 16, 1995